Exhibit 99.1

NEWS RELEASE

Contact: Dollar Financial Corp
Financial Dynamics
Julie Prozeller / Mark McCall 212-850-5600

FOR IMMEDIATE RELEASE

DOLLAR FINANCIAL CORP ANNOUNCES RESIGNATION OF PRESIDENT DON GAYHARDT

BERWYN, Pennsylvania, January 22, 2008 — Dollar Financial Corp (NASDAQ:DLLR — News), a leading international financial services company serving under-banked consumers, today announced the resignation of Don Gayhardt, effective May 31, 2008, as President and as a member of the Board of Directors. Mr. Gayhardt, who has served the Company since 1990, will be leaving May 31st to pursue opportunities in the private equity industry and has agreed to provide counsel to the Company thereafter. The Company does not presently intend to seek a replacement for Mr. Gayhardt.

Jeff Weiss, Dollar’s Chairman and Chief Executive Officer commented, “While it is with great regret that we announce Don’s resignation, I look forward to continuing to benefit from Don’s counsel on company matters relating to corporate strategy, acquisitions, and regulation.

“Don has made important contributions towards building the Company to where it is today – the most diversified company in our sector with a strong management team in place to lead the Company in its next growth phase. Don has been my partner at Dollar for almost 18 years, and together we have led the Company from a small U.S. chain with approximately $14 million in annual revenue to a leading diversified international financial services company with over 1,400 locations and 5,500 employees. Our entire family at Dollar Financial thanks Don for his efforts and wishes him well in his future endeavors.”

About Dollar Financial Corp
Dollar Financial Corp is a leading international financial services company serving under-banked consumers. Its customers are typically service sector individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. To meet the needs of these customers, the Company provides a range of consumer financial products and services primarily consisting of check cashing, short-term consumer loans, Western Union money order and money transfer products, reloadable VISA® and MasterCard® branded debit cards, electronic tax filing, bill payment services, and legal document processing services.

The Company’s global store network consists of approximately 1,445 stores, including 1,080 company-operated financial services stores and 365 franchised locations in 32 states, the District of Columbia, throughout Canada and in the United Kingdom. The financial services store network is the largest network of its kind in each of Canada and the United Kingdom and the second-largest network of its kind in the United States. The Company’s customers, many of whom receive income on an irregular basis or from multiple employers, are drawn to the convenient neighborhood locations, extended operating hours and high-quality customer service. The Company’s financial products and services, principally check cashing and short-term consumer loan programs, provide immediate access to cash for living expenses or other needs. For more information, please visit the Company’s website at www.dfg.com.

Forward Looking Statement
This news release contains forward looking statements, including statements regarding the following: the Company’s future results, growth, guidance and operating strategy; the developing regulatory environment in Canada; the impact of future development strategy, new stores and acquisitions; and of the performance of new products and services. These forward looking statements involve risks and uncertainties, including risks related to the regulatory environment, current and potential future litigation, the integration and performance of acquired stores, the performance of new stores, the implementation and results of restructuring initiatives, the impact of debt financing transactions, the results of certain ongoing income tax appeals, and the effects of new products and services on the Company’s business, results of operations, financial condition, prospects and guidance. There can be no assurance that the Company will attain its expected results, successfully integrate any of its acquisitions, attain its published guidance metrics, or that ongoing and potential future litigation or that the various FDIC, Federal, state, Canadian or foreign legislative or regulatory activities affecting the Company or the banks with which the Company does business will not negatively impact the Company’s operations. A more complete description of these and other risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in Form S-3 for the Company’s Senior Convertible Note offering filed with the SEC on September 20, 2007 and its fiscal 2007 annual report on Form-10K. You should not place any undue reliance on any forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.